EXHIBIT  16
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Office of the Chief Accountant
Securities and Exchange Commission
450  Fifth  Street,  N.W.
Washington, D.C. 20549

September 7, 2001


Dear  Sir/Madam:

We have read the paragraphs (i) and (ii) and (iv) and (v) in Item 4 part 1 included in the Form 8-K dated September 6, 2001 of Insightful Corporation filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very  truly  yours,

          / s /  Arthur Andersen LLP


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